UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 28, 2016

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 28, 2016, VTC, L.L.C. (“VTC”), a wholly owned subsidiary of TSS, Inc. (“TSS”, together with VTC, the “Company”), entered in an asset purchase agreement (the “Purchase Agreement”) to sell certain identified assets used in VTC’s regional Maryland-based brick and mortar facilities maintenance business, together with certain identified liabilities, to Tech Site Services, LLC (the “Buyer”) for total cash consideration of $950,000, subject to certain post-closing adjustments relating to working capital and certain customer contracts (the “Transaction”). The Company intends to use the proceeds from the Transaction for general working capital purposes.

The managing member of the Buyer is Thomas P. Rosato, and the Company leases a facility from an entity that is fifty percent owned by Mr. Rosato. Rents paid under this lease were $277,000 in each of the years ended December 31, 2015, and 2014.

The Transaction closed on September 30, 2016. The Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for a transaction of this type. Many of the representations made by VTC are subject to, and qualified by materiality or similar concepts. Both the Buyer and VTC have agreed to indemnify the other party for certain losses arising from breaches of the Purchase Agreement and for certain other liabilities, subject to specified limitations. In connection with the Transaction, both parties will provide transition services with respect to the business that the Buyer is acquiring.

The foregoing summary of the Purchase Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (ii) are made only as of the dates specified in the Purchase Agreement and (iii) have been included in the Purchase Agreement for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward Looking Statements

Certain material presented in this report includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this report that address activities, events or developments that the Company expects or anticipates will or may occur in the future or that depend on future events, or (ii) statements about the Company’s future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated included, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this report to reflect new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

2.1	Asset Purchase Agreement, dated September 28, 2016, by and between VTC, L.L.C. d/b/a Total Site Solutions and Tech Site Services, LLC.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: October 3, 2016